Exhibit 21

SUBSIDIARIES OF HEICO CORPORATION

State or Other
Name	Jurisdiction of Incorporation

HEICO Aerospace Holdings Corp.	Florida
HEICO Aerospace Corporation	Florida
Jet Avion Corporation	Florida
LPI Industries Corporation	Florida
Aircraft Technology, Inc.	Florida
Northwings Accessories Corp.	Florida
Aviation Engineered Services Corp.	Florida
HNW Building Corp.	Florida
HNW2 Building Corp.	Florida
McClain International, Inc.	Georgia
McClain Property Corp.	Florida
Rogers-Dierks, Inc.	Florida
Turbine Kinetics, Inc.	Florida
Thermal Structures, Inc.	California
Future Aviation, Inc.	Florida
ATK Acquisition Corp.	Florida
Parts Advantage, LLC	Delaware
AD HEICO Acquisition Corp.	Florida
Aero Design, Inc.	Tennessee
Battery Shop, LLC	Tennessee
Inertial Airline Services, Inc.	Ohio
HEICO Aerospace Parts Corp.	Florida
Aviation Facilities, Inc.	Florida
Jetseal, Inc.	Delaware
Niacc-Avitech Technologies Inc.	Florida
JA Engineering I Corp.	Florida
JA Engineering II Corp.	Florida
Jetavi Engineering Private Limited	India
Seal Dynamics LLC	Florida
Seal Dynamics LLC (Singapore Branch)	Singapore
Seal Dynamics Limited	United Kingdom
Arger Enterprises, Inc.	Nevada
Prime Air, LLC	Florida
Avisource Limited	United Kingdom
Prime Air Europe Limited	United Kingdom
DEC Technologies, Inc.	Florida
Meridian Industrial, Inc.	Florida
Dynatech Acquisition Corp.	Florida
Sunshine Avionics LLC	Florida
HEICO Parts Group, Inc.	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO Electronic Technologies Corp.	Florida
Radiant Power Corp.	Florida
Leader Tech, Inc.	Florida
FerriShield, Inc.	Pennsylvania
Santa Barbara Infrared, Inc.	California
Analog Modules, Inc.	Florida
Sierra Microwave Technology, LLC	Delaware
Connectronics Corp.	Florida
Lumina Power, Inc.	Florida
HVT Group, Inc.	Delaware
Dielectric Sciences, Inc.	Massachusetts
Essex X-Ray & Medical Equipment LTD	United Kingdom
High Voltage Technology Limited	United Kingdom
Engineering Design Team, Inc.	Oregon
EMD Acquisition Corp.	Florida
EMD Technologies Incorporated	Canada
VPT, Inc.	Virginia
Dukane Seacom, Inc.	Florida
dB Control Corp.	Florida
De-icing Investment Holdings Corp.	Florida
HEICO East Corporation	Florida